                                                                   EXHIBIT 10.13

                         PROCESS DEVELOPMENT CONSORTIUM
                              MEMBERSHIP AGREEMENT

     This Agreement is entered into as of February 26, 1999 (the "Effective Date"), by and between Argonaut Technologies, Inc., a Delaware corporation with its principal place of business at 887 Industrial Road, Suite G, San Carlos, California 94070 ("Argonaut"), and Agouron Pharmaceuticals, Inc., a California corporation with its principal place of business at 10350 North Torrey Pines Road, La Jolla, California 92037-1020 ("Member").

     WHEREAS, Argonaut has expertise in the development of instrumentation utilizing automated, diverse reaction chemistries for the preparation of small organic molecules;

     WHEREAS, Argonaut has established a Process Development Consortium ("PDC") to consist of Argonaut and up to ten (10) members that are companies in the pharmaceutical, biotechnology, and chemical industries, for the purpose of discussing and identifying desirable features, concepts and designs for automated process development systems to facilitate the development of automated process development instrumentation;

     WHEREAS, the Member wishes to be a member of the PDC, on the terms and conditions herein.

     NOW THEREFORE, the parties agree as follows:

                                       1
                                  DEFINITIONS

1.1 "Affiliate" shall mean any corporation, company or other entity of which a party directly or indirectly owns or controls stock entitled to at least fifty percent (50%) of the votes at a shareholders' meeting or is otherwise entitled to directly or indirectly elect or appoint at least fifty percent (50%) the governing body.

1.2 "Confidential Information" shall mean any proprietary information of Member or Argonaut, which shall be kept in strict confidence between them, and restricted from disclosure to any third party, including any other member of the PDC, as further defined in Section 8.1.

1.3 "Information" shall mean technical data, business information, designs, concepts, algorithms, processes, formulae, know-how, drawings, prints, specifications, and other information.

1.4 "Instrument" shall mean a fully operational, automated process chemistry development system, including software, that is designed or developed solely by Argonaut, or jointly by Argonaut and one or more members of the PDC, under this Agreement. The Instrument shall meet the specifications set forth in Exhibit A, which may be amended by mutual written agreement of the parties. The Instrument, including software, shall not incorporate any PDC member's Confidential Information, except that an Instrument may be customized, solely for delivery to a particular PDC member with such PDC member's consent, to incorporate any of such PDC member's Confidential Information.

1.5 "Patents" shall mean all patent applications filed in any country of the world, including continuations, divisionals, continuations-in-part, continued prosecutions, and any patents issuing thereon, including any extensions, registrations, confirmations, reissues, reexaminations and renewals thereof, claiming any inventions or discoveries made solely by Argonaut, or jointly by Argonaut and Member (alone or in conjunction with one or more other members of the PDC) in connection with the activities of the PDC.

1.6 "Prototype" shall mean any pre-production version of the Instrument, including, but not limited to, a beta prototype, which is not designated by Argonaut for commercial release.

                                       2
                               PURPOSE AND FORMAT

2.1 Objective. The objective of the PDC will be to combine the expertise in chemistry of accomplished chemistry groups from members with Argonaut's expertise in automated systems for the purpose of enhancing the development of Instruments to be delivered to PDC members that will facilitate their implementation and use of such Instruments for chemical process development.

2.2 Membership. The PDC shall have, in addition to Argonaut, no more than ten (10) and no less than seven (7) members, including Member.

2.3 Meetings. The PDC will meet quarterly during the term of this Agreement at Argonaut's facilities in San Carlos, California, or another mutually agreed site. In addition, Argonaut may meet with Member individually, as agreed by Argonaut and such Member. Each party shall pay its own costs incurred in connection with such meetings. Argonaut will be responsible for managing the PDC, including conducting the quarterly meetings, setting agendas, and providing the format for the discussion and exchange of ideas. Argonaut will bear the cost of the meeting facilities.

                                       3
                            OBLIGATIONS OF ARGONAUT

3.1 PDC Management. Argonaut shall be responsible for the organization and coordination of the PDC, including the oversight of all aspects of the day-to-day management of the PDC and control of its overall scientific direction. Argonaut will appoint an Argonaut employee (the "Director") to direct and coordinate the work of the PDC. The Director will be the primary point of communication and coordination between Argonaut and the other members of the PDC, including Member.

3.2 Use of Payments. Argonaut shall use the payments made by Member pursuant to Article 9 solely in connection with activities relating to meeting the objective of the PDC, including, but not limited to, the manufacture, installation, and support of an Instrument to be delivered to Member.


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Argonaut agrees to maintain Member's payments as a liability on Argonaut's books consistent with Section 9.3 until such time as these funds may be recognized as revenue under Generally Accepted Accounting Principles. The price of the Instrument to the Member shall be at or below the advertised commercial list price for the Instrument. The Member shall take delivery of one (1) Instrument once the Instrument is commercially released. Title shall pass to Member FOB shipping point. The Member shall be responsible for all applicable taxes, duties, VAT and freight charges in addition to the consideration referenced in Section 9.1.

3.3 Y2K Compliance. Argonaut represents and warrants that the any and all computer software components of the Instrument ("software") will be designed to be used prior to, during, and after the calendar year 2000 A.D., and that the Software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents different centuries or more than one century.

                                       4
                             OBLIGATIONS OF MEMBER

4.1 Member Representative. Member shall appoint at least one qualified scientist to attend PDC meetings on behalf of Member. The salary, benefits and expenses of any such individual will be borne by Member.

4.2 Member Information. In connection with this Agreement, Member shall provide Argonaut with such Information relating to process chemistry as Member in its sole discretion deems appropriate to accomplish the objectives of the PDC. Any portion of such Information, including without limitation, information relating to chemical synthesis routes, reagents, linkers and applications results, may be designated as Confidential Information, subject to Article 8 below. Member's Information marked as "CONFIDENTIAL" or with a similar notation shall be treated as Confidential Information, and may not be disclosed by Argonaut to any third party or to any other PDC member without the prior written consent of Member. Member's Information not marked "CONFIDENTIAL" may be disclosed by Argonaut to all PDC members.

4.3 Due Diligence. Member shall use reasonable efforts to participate in PDC meetings and provide advice regarding the design of the Instrument.

                                       5
                                   PROTOTYPES

5.1 Prototypes. Member will have an opportunity to use a Prototype, including software, at Argonaut's San Carlos, CA facility on a scheduled and regular basis, in order to test its suitability for Member's use.


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                                       6
                                    LICENSES

6.1 No Implied Licenses. Except as expressly provided in this Agreement, the disclosures hereunder of any Information, including a Confidential Information, shall not be construed to grant a license of any type under any patents, copyrights, trade secrets, trademarks, or know-how owned or controlled by such contributing PDC member, to Argonaut, Member or any other member of the PDC. Member and Argonaut each agree that it will not use the other's Confidential Information disclosed hereunder to file any patent applications or support any existing patent applications, except that each member of the PDC may file and prosecute patent applications covering compounds independently discovered by such member using an Instrument (including any Prototype) or covering chemical syntheses or processes independently discovered by such member using an Instrument (including any Prototype).

6.2 Most Favored Member. Argonaut represents and warrants that each PDC agreement entered by and between Argonaut and each member of the PDC contains materially the same terms, and that if Argonaut should grant to one or more PDC members terms substantially better than those of this Agreement, when taken as a whole, this Agreement shall be considered amended to provide Member the benefit of said materially better terms.

                                       7
                             INTELLECTUAL PROPERTY

7.1 Ownership. Except as set forth below, the ownership of intellectual property rights to any inventions, know-how, or trade secrets discovered or developed solely by Argonaut in the activities under this Agreement shall be owned solely by Argonaut; and the ownership of intellectual property rights to any inventions, know-how, or trade secrets discovered or developed jointly by two or more PDC member (e.g., Argonaut and Member) in the activities under this Agreement shall be owned jointly by such PDC members. For any inventions discovered or developed jointly by two or more PDC members, such PDC members shall mutually determine how to control, and allocate the expenses for, the preparation, filing, prosecution, maintenance, defense, and enforcement of any Patents covering such inventions.

7.2 Rights in Instrument. Notwithstanding Section 7.1, it is agreed that Argonaut shall have the sole and exclusive right to commercialize any Instrument, as well as replacement hardware and software components thereof, discovered or developed in the PDC activities under this Agreement solely by Argonaut or jointly by Argonaut and one or more of the other PDC members. To that end, Member hereby grants Argonaut an exclusive, perpetual, royalty-free, fully paid-up license, with the right to grant sublicenses, under Member's interest in any jointly owned intellectual property rights of Argonaut and Member, directly relating to Instrument, to develop, manufacture, sell and otherwise commercialize Instrument, including replacement hardware and software components thereof. It is understood and agreed that Member shall retain its entire right, title and interest in any other jointly owned intellectual property relating to inventions, trade secrets, or know-how discovered or developed in the PDC activities under this Agreement, including without

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limitation, inventions, trade secrets, and know-how that do not directly relate to the Instrument, such as those relating to chemistries discovered or developed using Instrument. Argonaut may itself or with third parties utilize its solely owned or jointly owned intellectual property rights under this Agreement to develop, manufacture and sell Instruments and replacement hardware and software components thereof, and otherwise commercialize such intellectual property rights, without obligation or compensation to Member.

7.3 Rights in Chemistries. Argonaut acknowledges that Member shall be the sole and exclusive owner of all intellectual property rights covering any chemistries, including, but not limited to, compounds and reaction routes or synthetic processes, discovered or developed solely by Member using any Instrument, including any Prototype, under this Agreement or otherwise discovered or developed solely by Member. The PDC members agree that, notwithstanding any other provision in this Agreement, no PDC member shall be entitled to commercialize any chemistries, including compounds and reaction routes or synthetic processes, discovered or developed in the PDC activities jointly by such PDC member and one or more other PDC members without each such other PDC member's written consent. Notwithstanding any other provision of this Agreement, Argonaut agrees to retain in perpetuity any of Member's Confidential information relating to proprietary chemistries, such as compounds and/or reaction routes or synthetic process for preparing compounds.

                                       8
                                CONFIDENTIALITY

8.1 Confidential Information. In connection with the performance of this Agreement, Argonaut or Member may disclose confidential or proprietary technical or business Information to the other. Each party shall use its best efforts to mark its Confidential Information provided in tangible form hereunder with a "CONFIDENTIAL" notation or other similar marking. For such Information disclosed orally, the disclosing party shall use its best efforts, within thirty (30) days of such oral disclosure, to summarize such Information in a writing, with such summary bearing appropriate marking(s) as indicated above to indicate its confidential nature.

8.2 Confidentiality Obligations. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes expressly permitted by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          8.2.1 was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          8.2.2 was available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

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                8.2.3   became available to the public or otherwise part of the
public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                8.2.4 was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                8.2.5 was subsequently lawfully disclosed to the receiving party by a third party.

8.3 Notice of Disclosure. Neither party may disclose any Confidential Information of the other party to any third party, including any other PDC member, without prior written approval of the party disclosing such Confidential Information. Should a party be obliged by an authoritative governmental body to make a disclosure to it of the other party's Confidential Information, the party will give reasonable advance notice of such legal obligation to the party who provided such Information and will use its best efforts, and permit intervention of the disclosing party, to secure confidential treatment of such Information (whether through protective order or other means) prior to its disclosure to such governmental body, and such disclosure shall be limited to Information necessary to comply with such legal obligations.

8.4 Limitation on Use of Confidential Information by Affiliates. Member shall not provide Argonaut's Confidential Information to any Affiliate Member whose significant business is in the selling or commercialization of instruments for the purpose of automating chemical process development. Argonaut shall not provide Member's Confidential Information to any Affiliate of Argonaut whose significant business is in the discovery or development of drug compounds or in the production of chemical libraries of compounds useful for such purposes.

                                       9
                       CONSIDERATION AND PURCHASE CREDITS

9.1 Payment to Argonaut. In consideration for its participation in the PDC, Member shall pay to Argonaut a total of [*] U.S. Dollars [*], in two installments. The first installment of [*] shall be due and payable thirty (30) days after the execution of this Agreement, and the second installment of [*] shall be due and payable on or before July 15, 1999. Such payment shall be non-refundable except as set forth below.

9.2 Priority. Argonaut shall notify each PDC member of the date of commercial release of Instruments and the commercial, non-academic list price of such Instruments. In consideration for its participation in the PDC, and provided that Member timely pays Argonaut the amounts set forth in Section 9.1, Member will receive priority status with regard to the purchase of Instruments from Argonaut as they become available for delivery. Priority among Member and other PDC members will be based on the order of receipt of purchase orders from Member or such other PDC members. Notwithstanding the above, in the event that Argonaut receives purchase orders for multiple Instruments from two or more PDC members within any ninety (90) day period, Argonaut will


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prorate deliveries of Instruments among such members based on the relative size of such orders, but no member of the PDC shall receive a second Instrument before other PDC members who order one or more Instruments within the ninety
(90) day period shall receive their first Instrument.

9.3 Credit. Member will be entitled to a credit equal to the amount of the payments actually made to Argonaut as set forth in section 9.1 (the "Credit"), applicable toward the purchase of one or more Instruments at a price no higher than the commercial, non-academic list price established and published by Argonaut (the "List Price"). Any unused portion of the Credit shall expire one
(1) year after the date of commercial release of Instruments.

9.4 Refund. If Argonaut fails to deliver an Instrument to Member by December 31, 2000, Argonaut agrees to refund to Member the payments made by Member to Argonaut. If Member elects to terminate this Agreement under Section 11.3.1, Member shall retain the right to the Credit under Section 9.3 above applicable toward the purchase of one or more Instruments at the List Price.

                                       10
                             DISCLAIMER OF WARRANTY

10.1 Disclaimer of Warranty. Argonaut expressly disclaims any warranty that the PDC will lead to or result in the creation of a Prototype or Instrument meeting Member's requirements or that the PDC will otherwise meet Member's expectations, or that any Prototypes or Instruments will be error-free or free from non-correctable defects.

EXCEPT AS EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, ARGONAUT DISCLAIMS ALL WARRANTIES RELATING TO THE PDC OR ANY PROTOTYPES OR INSTRUMENTS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THAT THE PROTOTYPES OR INSTRUMENTS WILL NOT INFRINGE ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

10.2 Infringement Notice and Indemnification. Each PDC member shall promptly notify every other PDC member if it becomes aware that any Prototype or Instrument directly infringes, contributory infringes or induces the infringement of any third party's intellectual property rights or raises a substantial question thereof. Argonaut shall defend and indemnify Member harmless for any loss, damage or expense arising from any third-party claim of infringement or other intellectual property right based on Member's use of any Instrument purchased by Member from Argonaut under this Agreement, or any hardware or software components thereof.

10.3 Assumption of Risk. Each PDC member understands that any Prototype and Information provided hereunder may be experimental in nature, and hereby expressly assumes all liability for any personal injury, death, loss of profit, and/or property damage arising out of or in connection with such PDC member's participation in the PDC or the use of any Prototype or any Information under this Agreement, unless due to the negligence or misconduct of Argonaut.

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                                       11
                              TERM AND TERMINATION

11.1 Term. This Agreement and the PDC shall terminate upon the commercial release of the Instrument, unless terminated: (i) earlier as provided in this
Article 11; or (ii) extended due to the fact that the testing period for a Prototype or replacement Prototype has not yet expired and for the time necessary to complete such testing period.

11.2 Termination for Material Breach. Either party has the right to terminate this Agreement for a material breach of this Agreement, provided the breaching party fails to take reasonable steps towards the remedy of such breach within sixty (60) days of receipt of written notice of the material breach from the non-breaching party. In the event of termination by Member under this Section for material breach by Argonaut, Member shall be entitled to a refund of any payments made to Argonaut under Section 9.1.

11.3  Permissive Termination.

      11.3.1 Member. Member may terminate this Agreement effective at any time prior to the second consortium meeting, by providing Argonaut with written notice of its intention to terminate. In such event, Argonaut shall return the first installment payment of $[*] to Member, and Member shall have no obligation to pay to Argonaut the installment payment due July 15, 1999.

      11.3.2 Argonaut. Argonaut may terminate this Agreement at any time on sixty (60) days' notice, if at any time there are fewer than seven (7) members of the PDC other than Argonaut. Argonaut will in such event return to Member all funds received by Argonaut from Member.

11.4 Effect of Termination. Upon any termination of this Agreement, each party shall return to the other any Confidential Information received form the other party (except one copy that may be retained solely for legal archival purposes).

11.5 Survival. Section 6.1 and Articles 1, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive the termination of expiration of this Agreement for any reason.

                                       12
                               GENERAL PROVISIONS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

12.2 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby. Member and

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Argonaut shall have no power to make any commitment binding upon the other party unless authorized in writing in advance in each particular instance.

12.3 Compliance with Laws. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

12.4 Force Majeure. Nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

12.5 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

12.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered, certified, or express mail, or by commercial overnight delivery service, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto in accordance with this Section 12.6:

      If to Argonaut:         Argonaut Technologies, Inc.
                              887 Industrial Road, Suite G
                              San Carlos, California 94070
                              Attn: Elizabeth M. Mitchell
                              Telephone: (650) 598-1350
                              Facsimile: (650) 598-1359


      If to Member:           Gary E. Friedman, Esq.
                              Agouron Pharmaceuticals, Inc.
                              10350 North Torrey Pines Road
                              La Jolla, CA 92037-1020
                              Telephone: (619) 622-3140
                              Facsimile: (619) 622-3297


                              with a cc to: Van Martin, Ph.D.
                              Agouron Pharmaceuticals, Inc.
                              10350 North Torrey Pines Road
                              La Jolla, CA 92037-1020




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12.7    Assignment. Either party may assign this Agreement with the written consent of the other party, which consent shall not be unreasonably withheld. Either party may assign this Agreement to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

12.8 Agreement to Perform Necessary Acts. At either party's request, each party agrees to perform any further acts and execute and deliver all further documents, agreements and/or instruments which may be reasonably necessary or desirable to carry out or effect the provisions of this Agreement, including, but not limited to, the execution of assignment documents pertaining to Patents pursuant to the provisions of Article 7.

12.9 Further Agreements. Member and Argonaut may enter into further agreements with respect to the particular matters outside the scope of this Agreement, on agreed terms.

12.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such a situation the parties shall promptly negotiate in good faith with respect to amendments to such provision of this Agreement that may be necessary to make it fair and equitable to the parties.

12.11 Waiver. Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

12.12 Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

12.13 Complete Agreement. This Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof. All prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Member and Argonaut.

12.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and both together shall be deemed to be one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officers.

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AGOURON PHARMACEUTICALS, INC.           ARGONAUT TECHNOLOGIES, INC.

BY: D. Frederick Jay                    BY: Mark W. Schwartz, Ph.D.
TITLE: Associate General Counsel        TITLE: Vice President, Business
                                               Development and Marketing

SIGNATURE: /s/ D. FREDERICK JAY         SIGNATURE: /s/ MARK W. SCHWARTZ
           ------------------------                -----------------------------

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                                   EXHIBIT A

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